OrthoPediatrics Corp. Reports Second Quarter 2025 Financial Results and Increases Full Year 2025 Revenue Guidance

Second Quarter 2025 Revenue Surpasses $60 million for the First Time in Company History, and Increased Adjusted EBITDA by 58% year-over-year

WARSAW, Ind., August 5, 2025 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 and Business Highlights
•Helped over 37,000 children in the second quarter of 2025
•Generated new record high total revenue of $61.1 million for the second quarter of 2025, up 16% from $52.8 million in second quarter 2024; domestic revenue increased 17% and international revenue increased 12% in the quarter
•Grew worldwide Trauma & Deformity revenue 10% and worldwide Scoliosis revenue 35% in the second quarter of 2025 compared to the second quarter of 2024
•Increased adjusted EBITDA by 58% to $4.1 million in the second quarter of 2025, compared to $2.6 million in the second quarter of 2024
•Reported GAAP diluted loss per share of ($0.30) in the second quarter of 2025, compared to ($0.26) in the second quarter of 2024. Improved non-GAAP diluted loss per share of ($0.11) in the second quarter of 2025, compared to ($0.23) in the second quarter of 2024
•Expanded the OrthoPediatrics Specialty Bracing Division ("OPSB") with multiple new clinics and entry into two new territories, including its first international operation in Ireland.
•Increased full year 2025 revenue guidance to a range of $237.0 million to $242.0 million from a range of $236.0 million to $242.0 million, representing growth of 16% to 18% compared to prior year

David Bailey, President & CEO of OrthoPediatrics, commented "We delivered another solid quarter achieving 16% global revenue growth fueled by strong procedure and clinic volumes, and continued market share gains across all key business segments, including standout performance in Scoliosis, Trauma, 7D Enabling Technologies, and our rapidly expanding OPSB franchise. With growing momentum across our core businesses, new product adoption, and continued aggressive expansion of OPSB, we remain confident in our outlook for the remainder of 2025 and beyond. We are on track to achieve our adjusted EBITDA targets, and generate positive free cash flow by the fourth quarter of 2025 setting the stage for full-year free cash flow breakeven in 2026."

Second Quarter 2025 Financial Results
Total revenue for the second quarter of 2025 was $61.1 million, a 16% increase compared to $52.8 million for the same period last year. U.S. revenue for the second quarter of 2025 was $48.1 million, a 17% increase compared to $41.2 million for the same period last year, representing 79% of total revenue. The increase in revenue in the second quarter of 2025 was driven primarily by growth in Scoliosis, Trauma and Deformity, and OPSB products.

International revenue for the second quarter of 2025 was $12.9 million, an 12% increase compared to $11.6 million for the same period last year, representing 21% of total revenue. Growth in the quarter was primarily driven by increased procedure volumes and Scoliosis set sales.

Trauma and Deformity revenue for the second quarter of 2025 was $41.7 million, a 10% increase compared to $37.8 million for the same period last year. This growth was driven primarily by PNP Femur, PNP Tibia, DF2 and OPSB. Scoliosis revenue was $18.5 million, a 35% increase compared to $13.7 million for the second quarter of 2024. The growth was driven by increased sales of Response and ApiFix non-fusion system, and revenue generated from 7D technology. Sports Medicine/Other revenue for the second quarter of 2025 was $0.9 million, a 33% decrease compared to $1.3 million for the same period last year.

Gross profit for the second quarter of 2025 was $44.0 million, an 8% increase compared to $40.8 million for the same period last year. Gross profit margin for the second quarter of 2025 was 72%, compared to 77% for the same period last year. The change in gross margin was primarily driven by higher 7D growth as well as higher international Scoliosis set sales, which generates lower gross margin.

Total operating expenses for the second quarter of 2025 were $54.7 million, an 18% increase compared to $46.5 million for the same period last year. The increase was mainly driven by restructuring charges, increased non-cash stock compensation as well as the incremental personnel required to support the ongoing growth of the Company including OPSB clinics.

Sales and marketing expenses increased $2.5 million, or 15%, to $19.1 million in the first quarter of 2025. The increase was driven primarily by increased sales commission expenses and an overall increase in volume of units sold.

Research and development expenses decreased $0.4 million, or 15%, to $2.2 million in the first quarter of 2025. The decrease was driven primarily due to the timing of product development third party invoices during the quarter of 2025.

General and administrative expenses increased $3.1 million, or 11%, to $30.4 million in the first quarter of 2025. The increase was driven primarily by increased non-cash stock compensation as well as the addition of personnel and resources to support the continued expansion of the business, including OPSB clinics.

Restructuring charges recorded during the second quarter of 2025 was $3.0 million related to the Company's global restructuring plan started in the fourth quarter of 2024 aimed at improving operational efficiency, reducing operating costs, as well as reducing staffing.

Total other income was $3.6 million for the second quarter of 2025, compared to other expense of $0.4 million for the same period last year. The increase was primarily driven by an increase in foreign exchange translation gain.

Net loss for the second quarter of 2025 was $7.1 million, compared to $6.0 million for the same period last year. Net loss per share for the period was $0.30 per basic and diluted share, compared to $0.26 per basic and diluted share for the same period last year. Non-GAAP net loss per share for the period was $0.11 per basic and diluted share, compared to $0.23 per basic and diluted share for the same period last year.

Adjusted EBITDA for the second quarter of 2025 was $4.1 million as compared to $2.6 million for the second quarter of 2024.

Weighted average basic and diluted shares outstanding for the three months ended June 30, 2025, was 23,460,144 shares.

As of June 30, 2025, cash, cash equivalents, short-term investments and restricted cash were $72.2 million compared to $70.8 million as of December 31, 2024.

Full Year 2025 Financial Guidance
For the full year of 2025, the Company increased its revenue guidance from $236.0 million to $242.0 million up to $237.0 million to $242.0 million, representing growth of 16% to 18% over 2024 revenue. The Company reiterated annual set deployment to be $15.0 million and reiterated $15.0 million to $17.0 million of adjusted EBITDA for the full year of 2025.

Conference Call
OrthoPediatrics will host a conference call on Tuesday, August 5, 2025, at 4:30 p.m. ET to discuss the results. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.orthopediatrics.com, on the Investors page in the Events & Presentations section. The webcast will be available for replay for at least 90 days after the event.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect,"
"plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to widespread health emergencies, such as COVID-19 and respiratory syncytial virus, the impact such pandemics, epidemics and infectious disease outbreaks may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2025, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial, measures, such as adjusted diluted (loss) earnings per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted loss per share in this press release represents diluted loss per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, restructuring charges, tariff cost, European Union Medical Device Regulation fees increase, acquisition related costs, and minimum purchase commitment costs. We believe that providing the non-GAAP diluted loss per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other income, income tax charge (benefit), depreciation and amortization, stock-based compensation expense, restructuring charges, tariff costs, European Union Medical Device Regulation fees increase, acquisition related costs, and the cost of minimum purchase commitments. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted loss per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of GAAP diluted loss per share to non-GAAP diluted loss per share and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 82 systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 75 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Philip Trip Taylor
Gilmartin Group
philip@gilmartinir.com
415-937-5406

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands, Except Share Data)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash	$44,553	$43,820
Restricted cash	2,052	1,957
Short-term investments	25,596	25,013
Accounts receivable - trade, net of allowances of $1,410 and $1,145, respectively	53,797	42,357
Inventories, net	125,265	117,005
Prepaid expenses and other current assets	6,439	7,021
Total current assets	257,702	237,173

Property and equipment, net	52,928	50,596

Other assets:
Amortizable intangible assets, net	62,950	64,427
Goodwill	99,019	93,844
Other intangible assets	17,082	16,752
Other non-current assets	13,925	10,417
Total other assets	192,976	185,440

Total assets	$503,606	$473,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$12,687	$8,908
Accrued compensation and benefits	13,398	13,888
Current portion of long-term debt with affiliate	164	160
Current portion of acquisition installment payable	610	1,347
Other current liabilities	11,807	9,659
Total current liabilities	38,666	33,962

Long-term liabilities:
Long-term loan	47,942	23,957
Long-term convertible note	48,168	47,913
Long-term debt with affiliate, net of current portion	368	451
Other long-term debt, net of current portion	526	635
Acquisition installment payable, net of current portion	224	2,452
Deferred income taxes	3,525	3,381
Other long-term liabilities	8,673	5,892
Total long-term liabilities	109,426	84,681

Total liabilities	148,092	118,643

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 25,072,502 shares and 24,217,508 shares issued as of June 30, 2025 and December 31, 2024, respectively	6	6
Additional paid-in capital	613,790	600,897
Accumulated deficit	(253,336)	(235,564)
Accumulated other comprehensive loss	(4,946)	(10,773)
Total stockholders' equity	355,514	354,566
Total liabilities and stockholders' equity	$503,606	$473,209

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$61,082	$52,802	$113,493	$97,487
Cost of revenue	17,063	12,003	31,212	24,514
Gross profit	44,019	40,799	82,281	72,973

Operating expenses:
Sales and marketing	19,103	16,593	35,675	30,762
General and administrative	30,443	27,329	60,723	52,059
Restructuring	2,971	—	3,011	—
Research and development	2,159	2,543	4,510	5,541
Total operating expenses	54,676	46,465	103,919	88,362

Operating loss	(10,657)	(5,666)	(21,638)	(15,389)

Other (income) expense:
Interest expense, net	1,116	261	2,242	898
Other (income) expense	(4,709)	120	(6,353)	96
Total other (income) expense, net	(3,593)	381	(4,111)	994

Net loss before income taxes	$(7,064)	$(6,047)	$(17,527)	$(16,383)
Income tax charge (benefit)	49	(18)	245	(2,549)
Net loss	$(7,113)	$(6,029)	$(17,772)	$(13,834)
Weighted average common stock - basic and diluted	23,460,144	23,145,064	23,346,141	22,982,921
Net loss per share – basic and diluted	$(0.30)	$(0.26)	$(0.76)	$(0.60)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(17,772)	$(13,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,218	9,807
Stock-based compensation	9,111	5,738
Accretion of acquisition installment payable	98	537
Deferred income taxes	245	(2,955)
Non-cash other	(100)	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(11,381)	(4,583)
Inventories	(8,899)	(10,420)
Prepaid expenses and other current assets	(501)	(403)
Accounts payable - trade	3,720	4,150
Accrued expenses and other liabilities	2,509	959
Other	(1,866)	(1,778)
Net cash used in operating activities	(14,618)	(12,782)

INVESTING ACTIVITIES
Acquisition of Boston O&P, net of cash acquired	—	(20,693)
Clinic acquisition, net of cash acquired	(320)	—
Sale of short-term marketable securities	—	49,855
Investment in private companies	(1,540)	—
Purchases of property and equipment	(7,672)	(13,144)
Net cash used in investing activities	(9,532)	16,018

FINANCING ACTIVITIES
Proceeds from issuance of debt	25,000	—
Payments on mortgage notes	(78)	(71)
Payment of debt issuance costs	—	(343)
Installment payment for ApiFix	—	(2,250)
Installment payment for MedTech	—	(1,250)
Payments on clinic acquisition notes	(248)	(928)
Net cash used in financing activities	24,674	(4,842)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	304	(531)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	828	(2,137)

Cash, cash equivalents and restricted cash, beginning of period	$45,777	$33,027
Cash, cash equivalents and restricted cash, end of period	$46,605	$30,890

	2025	2024
SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$2,552	$760
Transfer of instruments from property and equipment and inventory	$651	$281
Issuance of common shares for ApiFix installment	$—	$6,929
Issuance of common shares for MedTech installment	$226	$133
Issuance of common shares to settle an obligation with a vendor	$1,261	$—
Right-of-use assets obtained in exchange for lease liabilities	$3,311	$—
Issuance of common shares in connection with Boston O&P acquisition	$233	$—
Capital contribution associated with reclassification of MedTech liability to equity	$2,062	$—
Debt issuance costs not yet paid	$—	$67

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by geographic location:	2025	2024	2025	2024
U.S.	$48,147	$41,249	$89,039	$75,554
International	12,935	11,553	24,454	21,933
Total	$61,082	$52,802	$113,493	$97,487

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by category:	2025	2024	2025	2024
Trauma and deformity	$41,655	$37,771	$79,521	$71,073
Scoliosis	18,522	13,682	32,186	23,886
Sports medicine/other	905	1,349	1,786	2,528
Total	$61,082	$52,802	$113,493	$97,487

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(7,113)	$(6,029)	$(17,772)	$(13,834)
Interest expense, net	1,116	261	2,242	898
Other income	(4,709)	120	(6,353)	96
Income tax charge (benefit)	49	(18)	245	(2,549)
Depreciation and amortization	5,170	4,779	10,218	9,807
Stock-based compensation	5,252	2,939	9,111	5,738
Restructuring charges	2,971	—	3,011	—
Tariff cost	648	—	648	—
European Union Medical Device Regulation fees increase	—	—	110	—
Acquisition related costs	474	142	1,589	387
Minimum purchase commitment cost	269	433	699	976
Adjusted EBITDA	$4,127	$2,627	$3,748	$1,519

ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED LOSS PER SHARE TO NON-GAAP ADJUSTED DILUTED LOSS PER SHARE
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss per share, diluted (GAAP)	$(0.30)	$(0.26)	$(0.76)	$(0.60)
Accretion of interest attributable to acquisition installment payable	—	—	—	0.01
Restructuring charges	0.13	—	0.13	—
Tariff cost	0.03	—	0.03	—
European Union Medical Device Regulation fees increase	—	—	—	—
Acquisition related costs	0.02	0.01	0.07	0.02
Minimum purchase commitment cost	0.01	0.02	0.03	0.04
Loss per share, diluted (non-GAAP)	$(0.11)	$(0.23)	$(0.50)	$(0.53)